Exhibit 5.1
                                                                   Exhibit 23.1

April 20, 1995

Ball Corporation
345 South High Street
Muncie, Indiana  47305-2326

Gentlemen:

I refer to the registration statement of Ball Corporation (the "Company") on Form S-3 proposed to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 500,000 shares of the Company's common stock to be purchased in connection with the Ball Corporation Dividend Reinvestment and Voluntary Stock Purchase Plan (hereinafter called the "Plan").

Based upon the foregoing, it is my opinion that the shares of common stock have been duly authorized, and the shares of common stock currently outstanding are, when purchased in accordance with the Plan for the participants in the Plan, legally issued, fully paid and nonassessable.

I hereby consent to the reference to me under the heading "Legal Opinions" in the Prospectus and under the heading of "Consent of Counsel" in the Registration Statement prepared by the Company.

Very truly yours,



/s/Robert W. McClelland
RWMC/car
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